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Exhibit 5

[Letterhead of Simpson Thacher & Bartlett LLP]

April 22, 2004

Walter Industries, Inc.
4211 W. Boy Scout Boulevard
Tampa, FL 33607

Ladies and Gentlemen:

        We have acted as counsel to Walter Industries, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of an aggregate of 1,500,000 shares of common stock, par value $0.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "Shares").

        We have examined the Registration Statement and related prospectus. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

        In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Shares and (2) upon payment for and delivery of the Shares in accordance with the Amended and Restated Employee Stock Purchase Plan of the Company approved by the Board, the Shares will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP SIMPSON THACHER & BARTLETT LLP

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  Exhibit 5